                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     Pacific Aerospace & Electronics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                     PACIFIC AEROSPACE & ELECTRONICS, INC.
                             ---------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON             , 2002
                             ---------------------

     The Annual Meeting of Shareholders (the "Annual Meeting") of Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company"), will be held at the West Coast Wenatchee Convention Center, located at 121 North
Wenatchee Avenue, Wenatchee, Washington, on           , 2002, at 9:00 a.m.
Pacific Standard Time, for the following purposes:

          1. To elect five members of the Board of Directors to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

          2. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from
     100,000,000 shares to [     ] shares (without affecting par value);

          3. To approve a   -for-  reverse stock split of the Company's then
     authorized and presently issued and outstanding shares of Common Stock (without affecting par value) (the "Reverse Split");

          4. To approve a new Stock Option Plan of the Company providing for incentive grants to certain employees following the restructuring of the Company (the "New Stock Option Plan");

          5. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending May 31, 2002; and

          6. To transact any other business that may properly come before the Annual Meeting.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Only shareholders of record at the close of business on           , 2002,
[This date must be after the Exchange] are entitled to notice of and to vote at the Annual Meeting or any adjournments of the meeting.

     Please complete, sign, and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the meeting, you may revoke the proxy and vote personally on all matters brought before the meeting. A list of shareholders will be available for inspection by the shareholders at the Company's corporate headquarters at 430 Olds Station Road, Third Floor, Wenatchee, Washington 98801.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          Donald A. Wright
                                          Chief Executive Officer and President

February   , 2002
Wenatchee, Washington

                     PACIFIC AEROSPACE & ELECTRONICS, INC.
                             430 OLDS STATION ROAD,
                          WENATCHEE, WASHINGTON 98801
                                 (509) 667-9600
                             ---------------------

                                PROXY STATEMENT
                             ---------------------
PURPOSE

     The Board of Directors of Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company"), is furnishing this Proxy Statement in connection with its solicitation of proxies to be voted at the Company's fiscal 2001 annual meeting of shareholders (the "Annual Meeting"). The Annual Meeting will be held at the West Coast Wenatchee Convention Center, 121 North Wenatchee
Avenue, Wenatchee, Washington, on           , 2002, at 9:00 a.m. Pacific
Standard Time. The accompanying Notice of Annual Meeting of Shareholders, this Proxy Statement, and the enclosed proxy are first being mailed to shareholders
on or about           , 2002.

RECORD DATE AND OUTSTANDING SHARES

     The Board of Directors has fixed           , 2002 [date following the
Exchange], as the record date (the "Record Date") for determining the holders of the Company's common stock, $.001 par value (the "Common Stock"), and the holders of the Company's Series C Convertible Preferred Stock, $.001 par value (the "Series C Preferred Stock"), who are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were [90,797,273] shares of Common Stock and 1,000 shares of Series C Preferred
Stock (convertible into [          ] shares of Common Stock) outstanding and
entitled to vote. The [90,797,273] shares of Common Stock currently outstanding
and the [          ] shares of Common Stock into which the Series C Preferred
Stock will be converted are referred to together in this Proxy Statement as the "Voting Shares".

PROXIES

     The Board of Directors is soliciting the enclosed proxy for use at the Annual Meeting and any adjournments of the meeting and will not vote the proxy at any other meeting. All proxies that are properly executed, received by the Company prior to or at the Annual Meeting, and not properly revoked by the shareholder in accordance with the next paragraph, will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions in the proxy.

REVOCATION OF PROXIES

     The person giving any proxy in response to this solicitation may revoke it at any time before the proxy is voted:

          1. by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy; or

          2. by signing and dating a subsequent proxy relating to the same Voting Shares and delivering it to the Secretary of the Company before the Annual Meeting; or

          3. by attending the Annual Meeting and voting in person. However, attendance at the Annual Meeting without voting in person will not constitute a revocation of a proxy.

     Any written notice revoking a proxy should be sent to Pacific Aerospace & Electronics, Inc., 430 Olds Station Road, Third Floor, Wenatchee, Washington, 98801, Attention: Corporate Secretary, or hand delivered to the Secretary of the Company at the Annual Meeting, at or before the taking of the vote.

QUORUM

     The presence in person or by proxy of at least a majority of the Voting Shares is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be considered represented at the meeting for the purpose of determining a quorum.

VOTING

     The Voting Shares represented by each proxy will be voted in accordance with the instructions given on the proxy. If no instructions are indicated, the proxy will be voted as follows:

     - FOR the five nominees to the Board of Directors named in this Proxy Statement;

     - FOR the amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock from 100,000,000 shares
       to [          ] shares;

     - FOR the Reverse Split;

     - FOR the adoption of the New Stock Option Plan;

     - FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending May 31, 2002; and

     - at the discretion of the persons named in the proxy, on any other business that may properly come before the Annual Meeting.

RESULTS OF VOTING

     Under applicable law and the Company's Articles of Incorporation and Bylaws, if a quorum is present at the Annual Meeting:

          1. The five nominees for election to the Board of Directors who receive the largest number of the votes cast for the election of directors by the holders of the Voting Shares present in person or represented by proxy will be elected directors. Each shareholder will be entitled to one vote for each Voting Share held by that shareholder, and will not be entitled to cumulate votes in the election of directors.

          2. The amendment to the Company's Articles of Incorporation, increasing the number of authorized shares of Common Stock from 100,000,000
     to [          ] shares will be ratified if a majority of the outstanding
     Voting Shares vote in favor of its ratification.

          3. The Reverse Split will be ratified if a majority of the outstanding Voting Shares vote in favor of its ratification.

          4. The New Stock Option Plan will be ratified if the number of votes cast in favor of ratification exceeds the number of votes cast against it.

          5. The appointment of Arthur Andersen LLP as the Company's independent auditors will be ratified if the number of votes cast in favor of ratification exceeds the number of votes cast against it.

Abstentions and broker non-votes will have no effect on the outcome of the voting because they will not represent votes cast.

NOTICE TO BENEFICIAL OWNERS OF VOTING SHARES

     Any Voting Shares held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself. The beneficial owner may not directly vote or appoint a proxy to vote the shares and should instruct the person or entity in whose name the shares are held how to vote. Therefore, if any Voting Shares are held in "street name" by a brokerage house, only the brokerage house may vote or appoint a proxy to vote the shares. Beneficial owners should receive instructions from their brokerage houses that the beneficial owners must follow in order to direct the voting of their shares.

SOLICITATION OF PROXIES

     The Company will bear the cost of preparing, printing, and mailing this Proxy Statement and of the solicitation of proxies by the Board of Directors. Solicitation will be made by mail and, in addition, may be made by directors, officers, and employees of the Company personally, or by telephone or facsimile. The Company will request brokers, custodians, nominees, and other like parties to forward copies of proxy materials to the beneficial owners of the Common Stock and will reimburse such parties for their reasonable and customary charges or expenses in this connection.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors of the Company will consist of five directors, who will be elected at the Annual Meeting to serve until their successors are elected at the next annual meeting of shareholders. Unless a proxy received by the Company directs otherwise or is properly revoked, that proxy will be voted FOR the election of the following five nominees:

NAME                                        AGE              POSITION WITH COMPANY
----                                        ---              ---------------------
Donald A. Wright..........................  50    Director, Chief Executive Officer and
                                                  President
Robert A. Hamwee..........................  31    Director
Matthew C. Kaufman........................  31    Director
Richard W. Detweiler......................  60    Director
Carl H. Goldsmith.........................  36    Director

     Donald A. Wright. Donald A. Wright has been the Chairman of the Board, Chief Executive Officer and President of the Company since February 1995, and of its predecessors since 1990. Mr. Wright is also an officer and director of each of the Company's operating subsidiaries.

     Robert A. Hamwee. Mr. Hamwee is a Managing Director of GSC Partners, which he joined in 1994. GSC Partners is an affiliate of GSCP Recovery, Inc. which will own approximately 53.53% of the Company's Common Stock on a fully-diluted basis following the Exchange (as defined below). Mr. Hamwee was previously with The Blackstone Group, where he worked on a wide range of assignments in the Merchant Banking, Mergers & Acquisitions and Restructuring departments. He is Chairman of the Board of Axiohm Transaction Solutions, Inc. and Envirosource, Inc. and a director of RAM Holdings Limited and Scovill Fasteners, Inc.

     Matthew C. Kaufman. Mr. Kaufman is a Managing Director with GSC Partners, which he joined in 1997. GSC Partners is an affiliate of GSCP Recovery, Inc. which will own approximately 53.53% of the Company's Common Stock on a fully-diluted basis following the Exchange. Mr. Kaufman was, from 1996 to 1997, Director of Corporate Finance with NextWave Telecom, Inc. Prior to that, he was with The Blackstone Group, in the Merchant Banking and Mergers & Acquisitions departments. He is a director of Day International Group, Inc., Waddington North America, Inc. and Globecom Interactive, Inc.

     Richard W. Detweiler. Mr. Detweiler has been, since 1996, Managing Director and part owner of Carlisle Enterprises, LLC, a private equity investment firm. Prior to that, Mr. Detweiler was Chairman and CEO of Precision Aerotech, Inc., a publicly traded diversified manufacturing firm and had general management responsibilities for subsidiaries of Caterpillar, Sundstrand and Navistar. Mr. Detweiler started his career in finance and served as Chief Financial Officer for Caterpillar's Solar Turbines subsidiary. He is currently a director of Treesource Industries, Inc. and RBX Corporation.

     Carl H. Goldsmith. Mr. Goldsmith is a Managing Director of M.W. Post Advisory Group, LLC, which he joined in 1994. Following the Exchange, M.W. Post Advisory Group, LLC will own approximately 26.79% of the Company's Common Stock on a fully-diluted basis. Mr. Goldsmith was previously with

PricewaterhouseCoopers LLP, where he worked on a wide range of assignments in the Valuation and Corporate Recovery departments. He is a director of Imperial Technology, Inc.

     All of the nominees other than Donald A. Wright were appointed to the Company's board in connection with a restructuring of the Company whereby the holders of approximately 98% of the Company's 11 1/4% senior subordinated notes due 2005 (the "Noteholders") exchanged their notes, including accrued interest thereon, for a combination of new senior subordinated notes, common stock and convertible preferred stock (as more fully described in Proposal 2). In connection with the restructuring, the Noteholders, by virtue of holding their Series C Preferred Stock, were granted the authority to appoint all five members to the Board of Directors as of the date of issuance of such Series C Preferred Stock. The Noteholder appointees are Robert A. Hamwee, Matthew C. Kaufman, Richard W. Detweiler and Carl H. Goldsmith and each was appointed as a director
of the Company on           , 2002, the date the Noteholders exchanged their
notes. Messrs. Hamwee, Kaufman and Detweiler were appointed to the Board by GSCP Recovery, Inc. and Mr. Goldsmith was appointed by M.W. Post Advisory Group LLC. Mr. Kaufman will serve as Chairman of the Board. The Noteholders also designated Donald A. Wright to remain a director of the Company.

     Upon the automatic conversion of their Series C Preferred Stock to Common Stock (as more fully described in Proposal 2), the Noteholders will hold approximately 97.5% of the Common Stock of the Company on a fully-diluted basis. The Noteholders have indicated to management of the Company that they intend to vote their shares to elect the foregoing directors to serve as directors until the next annual meeting. The Noteholders hold the requisite number of votes required to elect such directors. Thus, even after the automatic conversion of the Series C Preferred Stock held by the Noteholders to common stock, the Noteholders will be able to elect all five members of the Company's Board of Directors. The Noteholders have agreed to reserve one seat on the Company's Board of Directors for the Chief Executive Officer of the Company.

     Each of the directors has agreed to continue to serve as a director if elected. If any director is unable to stand for election, the Voting Shares represented by all proxies in favor of the above slate will be voted for the election of the substitute nominee recommended by the Noteholders that nominated such director. The Company is not aware that any director is or will be unable to stand for election.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                     "FOR" ALL OF THE NOMINEES NAMED ABOVE.

TENURE

     Directors of the Company hold office until the next annual meeting of the Company's shareholders and until their successors have been elected and duly qualified. Pursuant to the terms of the restructuring of the Company, at each meeting of shareholders at which the term of office of any director nominated by a Noteholder expires, each such director will be nominated for election to another term as a director of the Company; provided, however, if the Noteholder that nominated such director so specifies, or if such director declines or is unable to accept the nomination, another individual designated by such Noteholder will be nominated for election as a director of the Company. The Board of Directors appoints the Company's executive officers at the first Board meeting after each annual meeting of shareholders. Executive officers hold office at the pleasure of the Board of Directors.

NOMINATIONS

     Currently, the Noteholders are entitled to appoint five members to the Board of Directors by virtue of their ownership of the Company's Series C Preferred Stock received in the Exchange (as defined below). The Noteholders have agreed that the Board of Directors will consist of (i) three persons nominated by GSCP Recovery, Inc. or its affiliates, (ii) one person nominated by M.W. Post Advisory Group LLC or its affiliates and (iii) the Chief Executive Officer of the Company. Upon the automatic conversion of the Series C Preferred Stock (as described in Proposal 2), however, the Company's Board of Directors will be elected solely by the holders of the Company's Common Stock. Thus, although the Noteholders will hold well in excess of a majority of the outstanding Common Stock for the foreseeable future, the Board of Directors will consider written proposals from shareholders for nominees for directors to be elected at the next annual meeting of shareholders that are submitted to the Secretary of the Company by May 10, 2002, and that contain sufficient background information concerning the nominee to permit a judgment to be made as to his or her qualifications.

DIRECTOR COMPENSATION

     It is expected that following consummation of the Exchange, Messrs. Kaufman, Hamwee, Goldsmith and Wright will not be compensated for serving on the Board of Directors. However, it is currently anticipated that Mr. Detweiler will be compensated for his services on the Board of Directors, which compensation will be determined by the Company's Board of Directors following the Exchange. All directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors.

VACANCIES

     Replacement directors for vacancies resulting from an increase in the size of the Board of Directors or the resignation or removal of a director may be appointed by the Board of Directors, or may be elected by the shareholders at a special meeting. Pursuant to the terms of the restructuring of the Company, if any member of the Board of Directors elected by the Noteholders ceases to serve as a director of the Company for any reason during his or her term, a nominee for the vacancy will be designated by the Noteholder that originally nominated such resigning or departing director. Such nominee shall be approved by a vote of the Board of Directors or the shareholders at a special meeting, pursuant to an agreement among the Noteholders regarding voting and board representation. Directors so appointed or elected hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

BOARD OF DIRECTORS MEETINGS

     The Company's Board of Directors met four times during fiscal 2001. The committees met as follows during fiscal 2001: Finance and Audit Committee, four times; Compensation Committee, two times; Option Committee, two times; and Nominating Committee, one time. Donald A. Wright, as the only incumbent director, attended at least 75% of all meetings of the Board of Directors and the committees of which he was a member during the period he was a director in fiscal 2001. The Board of Directors and the committees also approved a number of actions by unanimous written consent.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has two committees as set forth below:

                                                                          MEMBERS AS OF THE
COMMITTEE                                     FUNCTION                       RECORD DATE
---------                                     --------                    -----------------
Finance and Audit
Committee....................   Reviews the Company's accounting       Matthew C. Kaufman;
                                policies, practices, internal          Robert A. Hamwee
                                accounting controls and financial
                                reporting. Also oversees engagement
                                of the Company's independent
                                auditors and monitors management
                                implementation of the
                                recommendations and findings of the
                                Company's independent auditors.
Compensation Committee.......   Establishes salaries, incentives and   Matthew C. Kaufman;
                                other compensation for the chief       Robert A. Hamwee
                                executive officer, chief operating
                                officer, chief financial officer,
                                general counsel, subsidiary
                                presidents and other key employees
                                of the Company and its subsidiaries.
                                Also administers policies relating
                                to compensation and benefits,
                                including the Company's stock option
                                plans.

SECURITIES OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

     The following table shows, to the best of the Company's knowledge based on the records of the Company's transfer agent and the Company's records on issuances of shares, as adjusted to reflect changes in ownership documented in filings with the Securities and Exchange Commission made by certain shareholders and provided to the Company pursuant to Section 16 of the Exchange Act, and statements provided to the Company by certain shareholders, the Common Stock
owned as of           , 2002 [date following the Exchange], by (1) each person
known by the Company to own beneficially more than 5% of the outstanding Common Stock; (2) each of the Company's current directors and those nominated to become directors; (3) the Named Executives (as defined below); and (4) all executive officers and the current directors of the Company as a group. Except as otherwise noted, the Company believes the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.

                                                     AMOUNT AND NATURE OF       PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER:              BENEFICIAL OWNERSHIP(+)     COMMON STOCK(1)
-------------------------------------             --------------------------   ---------------
Robert A. Hamwee(2).............................        6,606,541,835               99.06%
  GSCP Recovery, Inc.
  500 Campus Drive, Suite 220
  Florham Park, NJ 07932
Matthew C. Kaufman(2)...........................        6,606,541,835               99.06%
  GSCP Recovery, Inc.
  500 Campus Drive, Suite 220
  Florham Park, NJ 07932
Richard Detweiler...............................                    0                   0%
  Carlisle Enterprises, LLC
  777 Fay Avenue, Suite 200
  La Jolla, CA 92037
GSCP Recovery, Inc.(3)..........................        6,606,541,835               99.06%
  500 Campus Drive, Suite 220
  Florham Park, NJ 07932

                                                     AMOUNT AND NATURE OF       PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER:              BENEFICIAL OWNERSHIP(+)     COMMON STOCK(1)
-------------------------------------             --------------------------   ---------------
Carl H. Goldsmith(4)............................        3,306,163,449               97.73%
  M.W. Post Advisory Group L.L.C.
  1880 Century Park East, Suite 820
  Los Angeles, CA 90067
M.W. Post Advisory Group L.L.C.(5)..............        3,306,163,449               97.73%
  1880 Century Park East, Suite 820
  Los Angeles, CA 90067
Alliance Capital Management, L.P.(6)............        1,639,101,156               95.14%
  1345 Avenue of the Americas, 39th Floor
  New York, NY 10105
William E. Simon & Sons Special Situation
  Partners II, L.P.(7)..........................          482,088,575               84.45%
  10990 Wilshire Blvd., Suite 500
  Los Angeles, CA 90024
DDJ Capital Management, LLC(8)..................           68,021,314               42.83%
  141 Linden St., #S-4
  Wellesley, MA 02482
Strong River Investments, Inc.(9)...............           98,222,019               51.96%
  c/o Gonzales-Ruiz & Aleman (BVI) Limited
  Wickhams Cay 1, Vanterpool Plaza
  P.O. Box 873
  Road Town, Tortolla -- BVI
Bay Harbor Investments, Inc.(9).................           98,222,019               51.96%
  c/o Gonzales-Ruiz & Aleman (BVI) Limited
  Wickhams Cay 1, Vanterpool Plaza
  P.O. Box 873
  Road Town, Tortolla -- BVI
Donald A. Wright(10)............................              778,145                   *
  c/o Pacific Aerospace & Electronics, Inc.
  430 Olds Station Road, Third Floor
  Wenatchee, WA 98801
Werner Hafelfinger(11)..........................              222,260                   *
  c/o Pacific Aerospace & Electronics, Inc.
  430 Olds Station Road, Third Floor
  Wenatchee, WA 98801
Sheryl A. Symonds(12)...........................              352,963                   *
  c/o Pacific Aerospace & Electronics, Inc.
  430 Olds Station Road, Third Floor
  Wenatchee, WA 98801
Charles Miracle(13).............................               11,121                   *
  c/o Pacific Aerospace & Electronics, Inc.
  430 Olds Station Road, Third Floor
  Wenatchee, WA 98801
All executive officers and current directors as
  a group (8 persons)(14).......................        9,914,069,772               99.61%

---------------

  *  Less than 1%.

 (+) Shares that a person has the right to acquire by exercise or conversion as
     of           , 2002 or within 60 days of such date are treated as
     outstanding for determining the amount and percentage of Common Stock owned by such person but are not deemed to be outstanding as to any other person or group.

 (1) This figure represents the percent ownership of each party upon conversion of the Series C Preferred Stock assuming that no other party converts its Series C Preferred. However, the terms of the Series C Preferred Stock require that it all be converted at the same time. Thus, the actual ownership percentage of each party holding Series C Preferred Stock will be lower than as set forth in the table.

 (2) Includes 28,263,314 shares of common stock and shares of Series C Preferred Stock convertible into 6,578,278,521 shares of the Company's common stock issued to GSCP Recovery, Inc. in connection with the Company's restructuring. Messrs. Kaufman and Hamwee are officers of GSCP Recovery, Inc. Messrs. Kaufman and Hamwee disclaim beneficial ownership with respect to the shares of the Company held by GSCP Recovery, Inc.

 (3) Includes 28,263,314 shares of common stock and shares of Series C Preferred Stock convertible into 6,578,278,521 shares of the Company's common stock issued in connection with the Company's restructuring.

 (4) Includes 14,144,031 shares of common stock and shares of Series C Preferred Stock convertible into 3,292,019,417 shares of the Company's common stock issued to M.W. Post Advisory Group L.L.C. in connection with the Company's restructuring. Mr. Goldsmith is an officer of M.W. Post Advisory Group L.L.C. ("M.W. Post"). Mr. Goldsmith disclaims beneficial ownership with respect to the shares of the Company held by M.W. Post.

 (5) Includes 14,144,031 shares of common stock and shares of Series C Preferred Stock convertible into 3,292,019,417 shares of the Company's common stock issued in connection with the Company's restructuring.

 (6) Includes 7,012,206 shares of common stock and shares of Series C Preferred Stock convertible into 1,632,088,950 shares of the Company's common stock issued in connection with the Company's restructuring.

 (7) Includes 2,062,413 shares of common stock and shares of Series C Preferred Stock convertible into 480,026,162 shares of the Company's common stock issued in connection with the Company's restructuring.

 (8) Includes warrants to purchase 4,036,978 shares of common stock at an exercise price of $.001 per share held by affiliates of DDJ Capital Management, LLC, as follows: B III Capital Partners, L.P. -- 1,883,923 shares; DDJ Canadian High Yield Fund -- 538,263 shares; B III-A Capital Partners, L.P. -- 807,396 shares; State Street Bank & Trust,
     Custodian -- 807,396 shares. The Exchange transaction triggered an anti-dilution adjustment under each of the warrants listed above in this footnote, increasing the number of shares of common stock receivable upon exercise of these warrants to an aggregate of 68,021,314 shares. The exercise price of each of the warrants remains at $.001 per share, the par value of the Company's common stock.

 (9) Includes warrants to purchase 192,500 shares of common stock at an exercise price of $2.01 per share. The Exchange transaction triggered an anti-dilution adjustment under the warrants increasing the number of shares of common stock receivable upon exercise of these warrants to an aggregate amount of 98,222,019. The exercise price of the warrants was adjusted downward to equal the per share purchase price of the equity securities issued in the Exchange.

(10) Includes (a) 674,145 shares of common stock, (b) 4,000 shares issuable upon exercise of public warrants and (c) 100,000 shares issuable upon exercise of a private warrant.

(11) Includes 222,260 shares of common stock.

(12) Includes (a) 54,963 shares of common stock, (b) 500 shares issuable upon exercise of public warrants, (c) 297,500 shares issuable upon exercise of vested stock options.

(13) Includes (a) 3,621 shares of common stock and (b) 7,500 shares issuable upon exercise of vested stock options.

(14) Includes (a) 43,362,334 shares of common stock, (b) shares of Series C Preferred Stock convertible into 9,870,297,938 shares of the Company's common stock, (c) 100,000 shares issuable upon exercise of private warrants, (d) 4,500 shares issuable upon exercise of public warrants and (e) 305,000 shares issuable upon exercise of vested stock options.

EXECUTIVE COMPENSATION

     The information regarding executive compensation required by Item 402 of Regulation S-K is incorporated by reference to the Company's Form 10-K/A filed with the Securities and Exchange Commission on September 28, 2001.

EMPLOYMENT AGREEMENTS

     The Company entered into new employment agreements with each of Donald A. Wright and Werner Hafelfinger concurrently with the consummation of the Exchange, under similar terms as their previous employment agreements. The new employment agreements provide for annual base salaries of $265,000 and $185,000 for Mr. Wright and Mr. Hafelfinger, respectively, with annual increases of 5% of their base annual salary. If either Mr. Wright or Mr. Hafelfinger is terminated without cause, or if either resign for good reason, as those terms are defined in their employment agreements, the Company will be required to make severance payments to them. The new employment agreements also provide for an employee option pool, 50% of which shall be allocated to Mr. Wright and 25% of which shall allocated to Mr. Hafelfinger. Sheryl A. Symonds will continue serving as Vice President Administration and General Counsel of the Company until February 28, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The information regarding related transactions required by Items 404(a),
(b) and (c) of Regulation S-K is incorporated by reference to the Company's Form 10-K/A filed with the Securities and Exchange Commission on September 28, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during its most recent fiscal year, and on written representations of the Company's officers, directors, or principal shareholders ("Reporting Persons") that no other reports were required, the Company believes that, during the fiscal year ended May 31, 2001, the Reporting Persons complied in all material respects with all applicable filing requirements under Section 16(a) of the Exchange Act.

        PROPOSAL 2 -- AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE
                     THE COMPANY'S AUTHORIZED COMMON STOCK

INTRODUCTION

     The Board of Directors of the Company has adopted a resolution approving, and recommends to the holders of Series C Preferred Stock and Common Stock that they approve, an amendment to the Company's Articles of Incorporation ("Authorized Share Amendment," a copy of which is attached hereto as Appendix B) to increase the number of authorized shares of Common Stock from 100,000,000
shares to [          ] shares (without affecting par value) ("Proposal 2").
Proposal 2 was adopted by the Company's Board of Directors and is subject to approval by the holders of Series C Preferred Stock (voting on an as converted basis) and Common Stock outstanding on the Record Date voting as a single class.

BACKGROUND

     On January 11, 2002, the Company and holders of approximately 98% (the "Participating Noteholders") of the outstanding 11 1/4% senior subordinated notes due 2005 (the "Notes") entered into an amended lock-up agreement (the "Amended Lock-Up Agreement"), pursuant to which the Company and the Participating Noteholders agreed to restructure the Company's debt and equity (the "Transaction"). The Amended

Lock-Up Agreement amended and replaced in full lock-up agreements that were originally entered into by the Company and the Participating Noteholders on September 7, 2001, and October 19, 2001, and expires on March 15, 2002, or upon consummation of the Transaction, if earlier. The Participating Noteholders exchanged their outstanding Notes, including accrued interest, for a combination
of Common Stock, Series C Preferred Stock and new notes on           , 2002 (the
"Exchange"), as more fully described below. Upon completion in full of the Transaction as set forth in the Amended Lock-Up Agreement, the Participating Noteholders will own approximately 97.5% of the Company's Common Stock on a fully diluted basis. The notes issued to the Participating Noteholders in the Exchange consist of $15 million of 10% pay-in-kind senior subordinated notes due 2007. The Amended Lock-Up Agreement will expire upon consummation of the Transaction. In connection with the Exchange, an affiliate of GSC Recovery, Inc., which owns 31.13% of the Company's outstanding Common Stock and 54.90% of the Company's outstanding Series C Preferred Stock following the Exchange, has provided new senior secured financing to the Company as described below.

     The Exchange resulted in a change of control of the Company, and, in connection with the Exchange, the Board was reconstituted to consist of five directors, each of whom were designated by the Participating Noteholders.

THE EXCHANGE

     The Exchange was consummated pursuant to an exchange agreement (the "Exchange Agreement") whereby the Participating Noteholders exchanged approximately $62.5 million aggregate principal amount of Notes, and accrued interest thereon, for: (i) shares of Common Stock of the Company in an amount sufficient to give the Participating Noteholders a majority of the outstanding Common Stock of the Company; (ii) 1,000 shares of Series C Preferred Stock of the Company, which will be automatically convertible, upon an increase in the Company's authorized Common Stock, into that number of shares of Common Stock which, when added to the Common Stock issued in the Exchange, will be sufficient to give the Participating Noteholders beneficial ownership of 97.5% of the Company's outstanding Common Stock, on a fully-diluted basis, upon completion of the Transaction; and (iii) $15 million in aggregate principal amount of new 10% senior subordinated pay-in-kind notes due 2007 (the "PIK Notes"). Concurrently with the consummation of the Exchange, the Participating Noteholders entered into a supplemental indenture amending the indenture governing the Notes to, among other things, remove all of the covenants therein, except for those covenants relating to the payment of interest, premium, if any, and principal on the Notes. Upon consummation of the Transaction, the Participating Noteholders will beneficially own approximately 97.5% of the outstanding shares of Common Stock of the Company on a fully diluted basis, as well as the PIK Notes.

     The Series C Preferred Stock will be automatically converted (the "Automatic Conversion") into that number of shares of Common Stock of the Company which, when added to the shares of Common Stock distributed to the Participating Noteholders in the Exchange, will equal approximately 97.5% of the outstanding shares of Common Stock of the Company on a fully-diluted basis. The Automatic Conversion of the Series C Preferred Stock into Common Stock will take place immediately following shareholder approval, which is solicited hereby, of an increase in the number of authorized shares of Common Stock to an amount sufficient to effect the conversion of the Series C Preferred Stock in full. Upon the Automatic Conversion, the Transaction will have been consummated in full. Until the Automatic Conversion occurs, the Series C Preferred Stock has an aggregate liquidation preference equal to $45 million and has a cumulative dividend rate of 10% per annum, which will automatically increase to 14% per annum if the Automatic Conversion has not occurred on or before June 1, 2002. The Series C Preferred Stock ranks senior to all other classes of capital stock of the Company as to liquidation and distributions. In addition, the Series C Preferred Stock is entitled to vote with the Common Stock on all matters brought before the Common Stock for approval (other than as required by law) and is entitled to that number of votes equal to the number of shares of Common Stock into which the Series C Preferred Stock is then convertible.

     Following the Automatic Conversion, the Company anticipates effecting a reverse stock split in order to reduce the number of shares of Common Stock outstanding after completion of the Transaction. See Proposal 3.

     The PIK Notes bear interest at a rate of 10% per annum, which will increase to 14% per annum if the Automatic Conversion has not occurred on or before June 1, 2002. Interest on the PIK Notes is payable semi-annually in additional PIK Notes. The PIK Notes mature in November 2007, but the Company may pay off or otherwise redeem the PIK Notes in full or in part at any time prior to the maturity date without penalty. The PIK Notes are unsecured senior subordinated obligations of the Company and its U.S. subsidiaries and rank senior as to liquidation to all other subordinated debt of the Company and its U.S. subsidiaries.

ADDITIONAL DEVELOPMENTS RELEVANT TO THE TRANSACTION

     The Company repaid its senior secured debt (the "Senior Debt") for which
DDJ Capital Management acted as agent on behalf of the lenders on           ,
2002 with the approximately $22.0 million of gross proceeds from the sale of new Senior Secured Notes (the "New Senior Notes") to investors pursuant to Rule 144A. As of the date hereof, GSC Partners, an affiliate of GSC Recovery, Inc., beneficially owns, by virtue of its affiliation with GSC Recovery, Inc., 31.13% of the Company's outstanding Common Stock and 54.90% of the Company's outstanding Series C Preferred Stock, as well as all of the New Senior Notes ("GSC Partners"). The Company utilized the proceeds from the sale of the New Senior Notes to repay the Senior Debt, for working capital, to pay certain fees and expenses of the Company's restructuring and for general corporate purposes. The New Senior Notes will accrete through their 2007 maturity to $36.0 million aggregate principal amount and will bear interest at a rate of 5.0% per annum. Interest on the New Senior Notes will be payable semi-annually in cash. The New Senior Notes mature on May 1, 2007, but the Company may redeem the New Senior Notes in full or in part at any time prior to the maturity date at a premium over the accreted value of the New Senior Notes that declines over time. The New Senior Notes are secured by all of the assets of the Company and its U.S. subsidiaries and rank senior as to liquidation to all other debt of the Company and its U.S. subsidiaries. The New Senior Notes are also secured by the pledge of the stock of the Company's non-U.S. subsidiaries. The New Senior Notes contain customary covenants and restrictions, including without limitation a restriction on the Company's ability to incur additional indebtedness.

     Additionally, the Company has been notified by one of its secured lenders that it is not in compliance with certain covenants of loans that are secured by a deed of trust on its headquarters building and other assets. The lender has, to date, agreed not to exercise its remedies, but the Company can offer no assurance that the lender will continue to forbear until it can regain compliance with those covenants, if at all. As of the completion of the Exchange and the sale of the New Senior Notes, the Company has regained compliance with each of the loan covenants contained in the deed of trust except the covenant relating to debt service coverage.

     The Company needs to raise additional cash to make future payments on its debt and to fund its operations. If the Company is unable to obtain sufficient cash when needed to fund its operations, to make its loan payments, and to pay its other obligations when due, it may be forced to seek protection from creditors under the bankruptcy laws.

SHAREHOLDER APPROVAL

     Shareholder approval is not required for the Company to undertake the restructuring described herein, and therefore the shareholders are not being asked to vote on the restructuring or the Transaction. However, shareholder approval is required to increase the number of authorized shares of the
Company's common stock from 100,000,000 to [          ] shares to allow the
conversion of the Series C Preferred Stock into Common Stock pursuant to the Transaction described above.

     On the Record Date, the Noteholders owned 51,481,964 shares of Common Stock, representing approximately 56.7% of the outstanding shares of Common Stock as a single class, and 1,000 shares of Series C Preferred Stock, representing, together with the Common Stock held by the Participating Noteholders, approximately 97.5% of the aggregate shares of Series C Preferred Stock and Common Stock as a combined voting class on a fully-diluted basis. Noteholders have indicated to management of the Company that they intend to vote their shares for the approval of Proposal 2, which constitutes more than a majority of the Voting Shares.

     Upon approval of Proposal 2 at the annual meeting, the Authorized Share Amendment will be filed with the State of Washington and the number of authorized shares of Common Stock will be increased from 100,000,000 shares to
[          ] shares (without affecting par value). Upon the effectiveness of the
Authorized Share Amendment, the Series C Preferred Stock will be automatically converted into shares of the Company's Common Stock at the then-applicable conversion rate as described above.

     The enclosed forms of proxy provide a means for holders of Series C Preferred Stock and Common Stock to vote for or against Proposal 2, or to withhold authority to vote for the Proposal. Each properly executed proxy received in time for the meeting will be voted as specified thereon. If a holder of Series C Preferred Stock or Common Stock does not specify otherwise, the shares represented by such stockholder's proxy will be voted for the Proposal. The affirmative vote, either in person or by proxy, of the holders of more than 50% of the shares of Series C Preferred Stock (voting on an as-converted basis) and Common Stock outstanding as of the Record Date, voting as one combined voting class is necessary to approve Proposal 2. Accordingly, if a stockholder abstains from voting certain shares on the approval of the Proposal, or a beneficial owner fails to deliver written instructions to his nominee holder of shares so that the nominee holder is not able to vote such shares, it will have the effect of a negative vote. However, as noted above, the Noteholders have advised management that they intend to vote for Proposal 2, and the Noteholders beneficially own more than a majority of the Voting Shares.

     The voting rights and other rights attributable to Common Stock or the Series C Preferred Stock will not be altered by Proposal 2.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE INCREASE IN
             AUTHORIZED SHARES OF COMMON STOCK TO           SHARES

                   PROPOSAL 3 --   -TO-   REVERSE STOCK SPLIT

INTRODUCTION

     The Board of Directors of the Company has adopted a resolution approving, and recommends to the holders of Series C Preferred Stock and Common Stock that
they approve, a   -for-  reverse stock split (the "Reverse Split") of the
Company's Common Stock ("Proposal 3"). Proposal 3 was adopted by the Company's Board of Directors and is subject to approval by the holders of Series C Preferred Stock (voting on an as converted basis) and Common Stock outstanding as of the Record Date. The Noteholders have indicated to management of the Company that they intend to vote their shares of Series C Preferred Stock and Common Stock for the approval of Proposal 3, which represents a majority of the outstanding Voting Shares, the requisite votes required to approve such proposal.

     The Reverse Split of the Company's Common Stock will automatically occur upon the filing of the Reverse Split amendment (the "Effective Date") ("Reverse Split Amendment," a copy of which is attached hereto as Appendix C) . Each
holder of      shares of Common Stock will automatically become the holder of one post-split share of Common Stock. No fractional shares will be deemed issued in connection with the Reverse Split, and any fractional shares that may result will be rounded up to the nearest whole post-split share based on holdings as of the Effective Date for the Reverse Split (shares held by shareholders affiliated with one another will not be aggregated for this purpose). The certificates representing the existing pre-split outstanding shares of Common Stock will not be required to be exchanged for new certificates representing post-split shares. Rather, the existing certificates shall be deemed to automatically constitute and represent the correct number of post-split shares without further action by the shareholders, and new certificates will only be issued as old certificates are delivered to the Company's transfer agent as transfers of shares occur after the Effective Date. As a result of the Reverse Split, the number of authorized
shares will be reduced from           to [20,000,000] shares (without affecting
par value) and the number of outstanding shares of

Common Stock on the Effective Date will be reduced from           shares to
approximately [5,000,000] shares (subject to minor adjustments due to the rounding up of fractional shares).

     The Reverse Split will not change the par value of the Common Stock. The only effect on the Company's consolidated financial statements will be a reclassification of the capital accounts on the Company's balance sheet and a recalculation of loss per share and weighted average shares outstanding as if the Reverse Split had occurred on the first day of each period presented.

REASONS FOR PROPOSED REVERSE SPLIT

     The Board of Directors of the Company is of the opinion that the current price per share of the Company's Common Stock has a tendency to diminish the effective marketability of such stock because of the reluctance of many leading brokerage firms to recommend lower-priced stocks to their clients. Additionally, the policies and practices of a number of brokerage houses tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of such policies and practices pertain to the payment of broker's commissions and to time consuming procedures that operate to make the handling of lower-priced stocks unattractive to brokers from an economic perspective. The structure of trading commissions also tends to have an adverse impact upon holders of lower-priced stocks since the brokerage commission payable on the sale of a lower-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock. The foregoing factors adversely affect the price and liquidity of the Common Stock, and could also affect the Company's ability to raise additional capital through a sale of equity securities. While the Company may pursue attempts to raise additional equity capital through a sale of equity securities at some future time following the Reverse Split, there are no current plans to raise such additional capital and there can be no assurance that additional capital can be raised on terms acceptable to the Company, even if the Reverse Split is approved.

     The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Split, and the anticipated corresponding increased price per share, will stimulate interest in the Company's post-split Common Stock and possibly promote greater liquidity for the Company's stockholders with respect to those shares held by them. However, the possibility does exist that such liquidity could be adversely affected by the reduced number of shares which would be outstanding after the proposed Reverse Split.

     The Board of Directors is also hopeful that the proposed Reverse Split will result in a price level for the shares that would mitigate the present reluctance, policies and practices on the part of brokerage firms referred to above and diminish the adverse impact of trading commissions on the potential market for the Company's stock. However, there can be no assurance that the proposed Reverse Split will achieve the desired results which have been outlined above, nor can there be any assurance that the Reverse Split will not adversely impact the market price of the Common Stock or, alternatively, that any increased price per share of the Common Stock immediately after the proposed Reverse Split will be sustained for any prolonged period of time. In addition, the Reverse Split may have the effect of creating odd lots of stock for some stockholders and such odd lots may be more difficult to sell or have higher brokerage commissions associated with the sale of such odd lots. Management of the Company is not aware of any present efforts by any person or persons to accumulate Common Stock in order to obtain control of the Company (other than the Noteholders pursuant to the Transaction) and the proposed Reverse Split is not intended to be an anti-takeover device. The approval of the Proposal is being sought simply to enhance the image of the Company and to price the Common Stock in a price range more acceptable to the brokerage community and to investors.

GENERAL EFFECT OF PROPOSAL 3

     The effect of Proposal 3 on the aggregate number of shares of the Company's Common Stock is as follows:

                                                           NUMBER OF SHARES
                                        -------------------------------------------------------
                                                         PRO FORMA FOR       PRO FORMA FOR THE
                                         ACTUAL(1)     THE TRANSACTION(2)   REVERSE SPLIT(2)(3)
                                        ------------   ------------------   -------------------
Common Stock:
  Authorized..........................   100,000,000                []          [20,000,000]
  Outstanding.........................    90,797,273                []           [5,000,000]
  Available for issuance..............             0                []                    []
  Par value per share.................  $       .001       $     .001          $       .001
Preferred Stock:
  Authorized..........................     5,000,000        5,000,000             5,000,000
  Outstanding.........................         1,000                0                     0
  Available for issuance..............     4,999,000        5,000,000             5,000,000
  Par value per share.................  $       .001       $     .001          $       .001

                                                          PRO FORMA FOR       PRO FORMA FOR THE
                                          ACTUAL(1)     THE TRANSACTION(2)   REVERSE SPLIT(2)(3)
                                         ------------   ------------------   -------------------
Stockholders' equity:
  Common stock.........................   [$        ]
  Additional paid-in capital...........  [          ]
  Accumulated deficit..................
  Total Shareholders' equity...........  [          ]

---------------

(1) Gives effect to the Exchange only, including the issuance of the Series C Preferred Stock and the Common Stock, the issuance of the New Senior Notes and the repayment of the existing Senior Debt in full.

(2) As adjusted on a pro forma basis to give effect to the full Transaction including, the increase in the number of authorized shares of Common Stock and the conversion of the Series C Preferred Stock into shares of Common
    Stock. The Series C Preferred Stock automatically converts into [          ]
    shares of Common Stock upon approval of Proposal 2.

(3) Subject to minor adjustment due to rounding up of fractional shares. Also includes conversion of Series C Preferred Stock into Common Stock.

EFFECT UPON OUTSTANDING OPTIONS AND WARRANTS

     In connection with Proposal 3, all outstanding options and warrants exercisable for shares of Common Stock will be adjusted so that the number of shares issuable upon the exercise of such outstanding options or warrants will
be decreased in proportion to the   -for-  Reverse Split, and the exercise price
per share under such outstanding options and warrants will be proportionately increased. Outstanding options and warrants will be rounded up to the nearest whole share and no cash payment will be made in respect of any fractional share. Upon approval of Proposal 4 at the annual meeting, the Company's 1999 Stock Option Plan and its 1999 Amended and Restated Stock Option Plan (the "Existing Plans") will be replaced by the New Stock Option Plan as described more fully in Proposal 4 herein. The Existing Plans will not terminate. No new options will be granted under them, but existing options will still be governed by them. Shares issued under the New Stock Option Plan will be issued on a post-Reverse Split basis.

EFFECT ON SERIES C PREFERRED STOCK

     The Company has outstanding 1,000 shares of Series C Preferred Stock which
are convertible into [          ] shares of Common Stock immediately upon filing
of the Authorized Share Amendment with the State of Washington. The conversion of the Series C Preferred Stock into Common Stock will occur prior to the
Effective Date, and the converted shares of Common Stock will be split   -for-
as part of the Reverse Split.

NO EXCHANGE OF STOCK CERTIFICATES REQUIRED

     As noted above under "Introduction," each current certificate representing issued and outstanding shares of Common Stock prior to the Reverse Split shall be deemed to automatically constitute and represent the correct number of post-split shares after the Effective Date without further action by the shareholders, and it will not be necessary for any shareholder to surrender the existing certificates representing such Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

     A summary of the federal income tax consequences of the proposed Reverse Split is set forth below. The following discussion is based upon present federal tax law and does not purport to be a complete discussion of such consequences. Accordingly, SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED REVERSE SPLIT ON THEIR INDIVIDUAL TAX STATUS.

          1. The proposed Reverse Split will not be a taxable transaction to the Company.

          2. A stockholder generally will not recognize any gain or loss as a result of the Reverse Split.

          3. The aggregate tax basis of a shareholder's post-split shares of Common Stock (including any fractional shares issued in connection with the rounding up of fractional shares to whole shares) will be approximately equal the aggregate tax basis of the stockholder's shares of pre-split Common Stock. The holding period of the post-split Common Stock generally will include the holding period of the stockholder's pre-split Common Stock, provided the pre-split shares of Common Stock were capital assets in the hands of such shareholder.

NO DISSENTERS' RIGHTS

     Under Washington law, shareholders are not entitled to dissenters' rights with respect to the Reverse Split or any other element of Proposal No. 3.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                 APPROVAL OF THE   -FOR-  REVERSE STOCK SPLIT.

              PROPOSAL 4 -- APPROVAL OF THE NEW STOCK OPTION PLAN

INTRODUCTION

     The Company intends to adopt and utilize a New Stock Option Plan (a copy of which has been provided as Appendix D to this Proxy Statement). The Existing Plans will not be terminated until the date of termination set forth in such plans. No new options, however, will be granted under the Existing Plans, but existing options will still be governed by them. The Company has proposed the New Stock Option Plan, which provides for the award of non-qualified stock options ("NSOs") to employees following the Exchange. The purpose of the New Stock Option Plan is to enable the Company to attract and retain the services of key personnel. The Board of Directors believes that stock ownership by management and other key personnel is beneficial in aligning management's and shareholders' interests in enhancing shareholder value. The descriptions of the New Stock Option Plan contained in this Proxy Statement are qualified in their entirety by the text of the New Stock Option Plan attached as Appendix D to this Proxy Statement.

     The Company does not intend to issue any stock or other incentive grants under the Existing Plans.

     The principal provisions of the New Stock Option Plan are summarized below.

PURPOSE

     The purpose of the New Stock Option Plan is to further and promote the interests of the Company, its subsidiaries and its shareholders by enabling the Company and its subsidiaries to attract, retain and motivate employees, non-employee directors and consultants, or those who may become employees, non-employee directors or consultants, of the Company and/or its subsidiaries, and to align the interests of those individuals and the Company's shareholders. To do this, the New Stock Option Plan offers stock options providing employees, non-employee directors and consultants with an interest in maximizing the growth, profitability and overall success of the Company and/or its subsidiaries.

SHARES AVAILABLE

     The maximum number of shares of the Company's Common Stock, as to which awards may be granted under the New Stock Option Plan may not exceed 900,000 shares of Common Stock (on a post-reverse stock split basis). In the case of any individual optionee, the maximum number of shares of Common Stock with respect to which options may be granted in any calendar year under the New Stock Option Plan may not exceed the initial maximum number of shares that may be granted under the New Stock Option Plan. The limits on the number of shares described in this paragraph and the number of shares subject to any award under the New Stock Option Plan are subject to proportional adjustment as determined by the Compensation Committee, to reflect certain stock changes, such as stock dividends and stock splits (see "Recapitalization Adjustments" below).

     If any awards under the New Stock Option Plan expire or terminate unexercised, the shares of Common Stock allocable to the unexercised or terminated portion of such award shall again be available for award under the New Stock Option Plan.

ADMINISTRATION

     The administration, interpretation and operation of the New Stock Option Plan will be vested in the Compensation Committee. Members of the Compensation Committee will be eligible to receive awards under the New Stock Option Plan. The Compensation Committee may designate persons other than members of the Compensation Committee to carry out the day-to-day administration of the New Stock Option Plan.

ELIGIBILITY

     Employees, non-employee directors, consultants, or those who may become employees, non-employee directors or consultants of the Company and/or its subsidiaries are eligible to receive awards under the New Stock Option Plan. Awards under the New Stock Option Plan will be made by the Compensation Committee. Except as set forth below, no determination has been made as to future awards which may be granted under the New Stock Option Plan, although it is anticipated that recipients of awards will include the current executive officers of the Company.

AWARDS UNDER THE NEW STOCK OPTION PLAN

     Introduction. A stock option is an award that entitles a participant to purchase shares of Common Stock at a price fixed at the time the option is granted. Awards under the New Stock Option Plan shall be NSOs, as described below. All awards will be evidenced by an award agreement between the Company and the individual participant and approved by the Compensation Committee. In the discretion of the Compensation Committee, more than one award may be granted to an eligible employee.

     The exercise price and other terms and conditions of stock options will be determined by the Compensation Committee at the time of grant. An option grant under the New Stock Option Plan does not provide a participant any rights as a shareholder, and such rights will accrue only as to shares actually purchased through the exercise of an option. Stock options granted under the New Stock Option Plan shall become exercisable at such time as designated by the Compensation Committee at the time of grant.

     Payment for shares issuable pursuant to the exercise of a stock option may be made either in cash, by certified check, bank draft, or money order, or, if permitted by the Compensation Committee and applicable law, by delivery of shares of Common Stock already owned by the participant for at least six months, or such other form of payment as is acceptable to the Compensation Committee.

     Changes in Capital Structure. Stock options granted under the New Stock Option Plan and any agreements evidencing such stock options, the maximum number of shares of Common Stock subject to all stock options, and the maximum number of shares subject to options granted to a participant in any calendar year shall be subject to adjustment or substitution, as determined by the Compensation Committee in its sole discretion, as to the number, price or kind of a share of Common Stock or other consideration subject to such stock options or as otherwise determined by the Compensation Committee to be equitable (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such stock option or
(ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the New Stock Option Plan. The Company shall give each participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

     Notwithstanding the above, in the event that the Company is merged or consolidated with another corporation or entity, all or substantially all of the assets of the Company are acquired by another person, the Company reorganizes or liquidates, or the Company enters into a written agreement to merge, consolidate, reorganize, liquidate, or sell all or substantially all of its assets, then the Committee may, in its discretion, cancel any outstanding stock options and cause the holders thereof to be paid, in cash or stock (including any stock of a successor or acquirer), or any combination thereof, the value of such stock options, based upon the excess of the value, as determined by the Compensation Committee in good faith, of a share of Common Stock over the per share exercise price.

AMENDMENT, SUSPENSION OR TERMINATION OF THE NEW STOCK OPTION PLAN

     Unless earlier terminated by the Board, the New Stock Option Plan shall terminate on the tenth (10th) anniversary of Board approval of the New Stock Option Plan. The Board may amend, suspend or terminate the New Stock Option Plan (or any portion thereof) at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any subsidiary; provided, however, that no such amendment may, without the approval of the Company's shareholders, (i) increase the number of shares of Common Stock available for stock options under Section 4.2 of the New Stock Option Plan, or
(ii) increase the maximum annual grant under Section 6.6 of the New Stock Option Plan. In addition, no such amendment, suspension or termination shall materially and adversely affect the rights of any participant under any outstanding stock options, without the consent of such participant. The Compensation Committee may, in its sole discretion, amend or modify at any time and from time to time the restrictions, terms and conditions of any outstanding stock option in any manner to the extent that the Compensation Committee under the New Stock Option Plan or any award agreement could have initially established the restrictions, terms and conditions of such stock option. No such amendment or modification shall, however, materially and adversely affect the rights of any participant under any such stock option without the consent of such participant.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief and general summary of some United States federal income tax consequences applicable to the New Stock Option Plan. The summary does not reflect any provisions of the income tax laws of any state, local or foreign taxing jurisdiction. Because the tax consequences of events and transactions under the New Stock Option Plan depend upon various factors, including an individual's own tax status, each participant who receives an award under the New Stock Option Plan should consult a tax advisor.

     Non-Qualified Stock Options. In general, upon the grant of an NSO, an optionee will not recognize any income. At the time an NSO is exercised, the optionee will recognize compensation taxable as ordinary income, and the Company generally will be entitled to a deduction (see "Limits on Deductions" below), in an amount equal to the difference between the fair market value on the exercise date of the shares acquired pursuant to such exercise and the option price. Upon a subsequent disposition of the shares, the optionee will recognize long- or short-term capital gain or loss, depending upon the holding period of the shares. For purposes of determining the amount of such gain or loss, the optionee's tax basis in the shares will be the fair market value of such shares on the exercise date.

     Effect of Share-for-Share Exercise. If an optionee elects to tender shares of Common Stock in partial or full payment of the option price for shares to be acquired through the exercise of an option (and the Committee chooses to accept such tender), generally the optionee will not recognize any gain or loss on such tendered shares. For NSOs, the optionee will recognize compensation taxable as ordinary income and the Company generally will be entitled to a deduction (see "Limits on Deductions" below) in an amount equal only to the fair market value of the number of shares received by the optionee upon exercise which is in excess of the number of tendered shares, less any cash paid by the optionee.

     Limits on Deductions. Under Section 162(m) of the Code, the amount of compensation paid to the chief executive officer and the four other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1,000,000 per person in any year, except that qualified performance-based compensation will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of the Company to claim a deduction for compensation paid to any other executive officer or employee of the Company (including its subsidiaries) is not affected by this provision.

     The Company has structured the New Stock Option Plan so that the Company may claim a deduction in connection with the exercise of NSOs, provided that, the requirements imposed on qualified performance-based compensation under
Section 162(m) of the Code and the regulations thereunder are satisfied with respect to such awards.

     Additional Information. The recognition by an employee of compensation income with respect to a grant or an award under the New Stock Option Plan will be subject to withholding for income and employment tax purposes. If an employee, to the extent permitted by the terms of a grant or award under the New Stock Option Plan, uses shares of Common Stock to satisfy the federal income and employment tax withholding obligation, or any similar withholding obligation for state and local tax obligations, the employee will recognize a capital gain or loss, short-term or long-term, depending on the tax basis and holding period for such shares of Common Stock.

OPTIONS TO BE GRANTED PENDING SHAREHOLDER APPROVAL

     The Company, pursuant to the Exchange, has agreed with the Company's Chief Executive Officer, Donald A. Wright, and the Company's Chief Operating Officer, Werner Hafelfinger, that such officers will cancel their existing stock options in exchange for grants of stock options under the New Stock Option Plan.

     Subject to shareholder approval of the New Stock Option Plan, the Board of Directors has authorized the grant of incentive stock options to Donald A.
Wright to purchase up to [          ] shares of Common Stock at exercise prices
based on performance targets set by the Board of Directors. These options would vest over three years ( 1/3 on each anniversary from the date of the Exchange) and would be outstanding for ten years. Also subject to the shareholders' approval of the New Stock Option Plan, the Board of Directors has authorized the
grant of incentive stock options to Werner Hafelfinger to purchase [          ]
shares of Common Stock at exercise prices based on performance targets set by the Board of Directors. These options would vest over three years ( 1/3 on each anniversary from the date of the Exchange) and would be outstanding for ten years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NEW STOCK OPTION PLAN, AS SET
                  FORTH IN APPENDIX D TO THIS PROXY STATEMENT.

       PROPOSAL 5 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has directed that the selection of Arthur Andersen LLP as the Company's principal independent accountant for the fiscal year ending May 31, 2002, be submitted for ratification by the shareholders at the Annual Meeting. If the appointment of Arthur Andersen LLP is not ratified, the selection of other auditors will be considered by the Board of Directors.

     The Company has been advised by Arthur Andersen LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent public accountants and clients. Arthur Andersen LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions from shareholders.

     KPMG LLP ("KPMG") was previously the Company's principal independent accountant. On January 29, 2002, the Company dismissed KPMG as the Company's principal independent accountant. The Company retained Arthur Andersen LLP as its principal independent accountant on January 30, 2002. The Company's Board of Directors and the Finance and Audit Committee of the Company's Board of Directors approved the decision to change principal independent accountants. KPMG's report on the Company's consolidated financial statements for the fiscal year ended May 31, 2001 contained a disclaimer of opinion because of the significance of the uncertainty about the Company's ability to continue as a going concern as a result of recurring losses from operations and a net capital deficiency at May 31, 2001. KPMG's report on the Company's consolidated financial statements for the fiscal year ended May 31, 2000 stated that the Company had suffered recurring losses from operations that raised substantial doubt about the Company's ability to continue as a going concern. In connection with the audits for the fiscal years ended May 31, 2000 and May 31, 2001, and through January 29, 2002, the Company had no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MAY
                                   31, 2002.

AUDIT AND OTHER FEES

     The aggregate fees billed by KPMG LLP for its audit and quarterly reviews conducted in fiscal 2001 were $395,221. The aggregate fees billed by KPMG LLP for non-audit services such as income tax preparation were $100,261. The Company did not incur any obligations to KPMG LLP during fiscal 2001 for consulting services such as financial information systems design or information systems implementation.

               FINANCE AND AUDIT COMMITTEE REPORT TO SHAREHOLDERS

     The Committee. The Finance and Audit Committee of the Board of Directors is composed of two non-employee directors: Matthew C. Kaufman and Robert A.
Hamwee (the "New Committee"). The New Committee took office on           , 2002.
Prior to the New Committee taking office, Dale L. Rasmussen, Robert M. Stemmler and William A. Wheeler were members of the Finance and Audit Committee (the "Former Committee"). The New Committee has been informed by management that the Former Committee adopted a written charter, which has been approved by the Board of Directors, and which is set forth in Appendix A to this Proxy Statement.

     Audited Financial Statements. The Former Committee reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements. KPMG, the Company's independent auditor for fiscal year 2001, gave a disclaimer of opinion in its report on the Company's financial statements for fiscal year 2001. The Former Committee discussed with KPMG the disclaimer and matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Auditor Independence. KPMG provided to the Former Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Former Committee discussed with KPMG that firm's independence.

     Annual Report on Form 10-K. Based on the Former Committee's review and the discussions referred to above, the Former Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2001, as amended.

                                          Respectfully submitted,

                                          Matthew C. Kaufman, Chairman
                                          Robert A. Hamwee

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Any shareholder proposal intended for inclusion in proxy materials for the Company's next annual meeting of shareholders must be received in proper form by the Company at its principal office no later than May 10, 2002.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business other than the proposals discussed above that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, THE COMPANY HOPES THAT YOU WILL HAVE YOUR STOCK REPRESENTED BY COMPLETING, SIGNING, DATING AND RETURNING YOUR ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                                          By Order of the Board of Directors,

                                          Donald A. Wright
                                          Chief Executive Officer and President

February   , 2002

                                                                      APPENDIX A

                     PACIFIC AEROSPACE & ELECTRONICS, INC.

      CHARTER OF THE FINANCE AND AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.  FINANCE AND AUDIT COMMITTEE PURPOSE

     The Finance and Audit Committee is appointed by the Board of Directors of Pacific Aerospace & Electronics, Inc., the Company, to assist the Board in fulfilling its oversight responsibilities. The Finance and Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors.

     - Provide an avenue of communication between management and the Board of Directors.

     The Finance and Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as to anyone in the organization. The Finance and Audit Committee has the ability to retain, at Pacific Aerospace & Electronics, Inc.'s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  FINANCE AND AUDIT COMMITTEE COMPOSITION AND MEETINGS

     So long as the Company is listed on the NASDAQ Stock Market, Inc., the Finance and Audit Committee members shall meet the requirements of the NASDAQ Stock Market, Inc. The Finance and Audit Committee shall be comprised of two or more directors as determined by the Board of Directors (until such time as the Company is subject to the rules and regulations of any stock exchange or market requiring a greater number), each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Finance and Audit Committee members shall be appointed by the Board of Directors on recommendation of the Nominating Committee. If a Finance and Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Finance and Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review Pacific Aerospace & Electronics, Inc.'s financial statements and significant findings based upon the auditors' limited review procedures.

III.  FINANCE AND AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

     Review Procedures

     1. The Finance and Audit Committee should review and reassess the adequacy of this charter at least annually. The Committee should submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. The Finance and Audit Committee should review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and/or independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with management and the independent auditors, the Committee should consider the integrity of the Company's financial reporting processes and controls. The Committee should discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. The Committee should also review significant findings prepared by the independent auditors together with management's responses.

     4. The Finance and Audit Committee should review with financial management the Company's quarterly financial statements. The Committee should also discuss any significant changes to Pacific Aerospace & Electronics, Inc.'s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 7). The Chair of the Committee may represent the entire Finance and Audit Committee for purposes of this review.

     Independent Auditors

     5. The independent auditors are ultimately accountable to the Finance and Audit Committee and the Board of Directors, as representatives of the Company's shareholders. The Finance and Audit Committee shall oversee the independence and review the performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. On an annual basis, the Committee should obtain from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company. The Committee should also review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' objectivity and independence.

     7. Prior to releasing the year-end earnings, the Committee should discuss the results of the audit with the independent auditors. The Committee should also discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     8. The Finance and Audit Committee should consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     Legal Compliance

     9. On at least an annual basis, the Committee should review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     Other Audit Committee Responsibilities

     10. The Finance and Audit Committee should annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     11. The Finance and Audit Committee should perform any other activities consistent with this charter, the Company's Bylaws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

     12. The Finance and Audit Committee should maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                                                      APPENDIX B

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                     PACIFIC AEROSPACE & ELECTRONICS, INC.

     Pursuant to RCW 23B.10.060 and RCW 23B.01.200, Pacific Aerospace & Electronics, Inc, a Washington corporation, hereby submits these Articles of Amendment to the corporation's Articles of Incorporation.

     1.  The name of the corporation is Pacific Aerospace & Electronics, Inc.

     2. The date of filing the original Articles of Incorporation with the Secretary of State of Washington is September 20, 1996.

     3. The Articles of Incorporation of the corporation are amended by deleting paragraph A of Article II and amending it to read in its entirety as follows:

     Authorized Capital. This Corporation is authorized to issue a total of
                    (               ) shares, $.001 par value per share,
     consisting of                (               ) shares to be designated
     "Common Stock" and                (               ) shares to be designated
     "Preferred Stock." Subject to any rights expressly granted to Preferred Stock issued pursuant to Paragraph B of this Article, the Common Stock shall have all the rights ordinarily associated with common shares, including but not limited to general voting rights, general rights to dividends, and liquidations rights. The Preferred Stock shall have the rights and preferences described in Paragraph B of this Article or in any resolution of the Board of Directors adopted pursuant to Paragraph B.

     4. No exchange, reclassification, or cancellation of issued shares is effected by this amendment.

     5.  The date of adoption of this amendment was                .

     6. The amendment was duly approved by shareholder action in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

     7. These Articles of Amendment will be effective upon filing. This is the first Articles of Amendment filed on the date hereof with the Secretary of State of Washington.

DATED:           , 2002

                                          PACIFIC AEROSPACE & ELECTRONICS, INC.

                                          By:
                                            ------------------------------------
                                                      Donald A. Wright
                                                  Chief Executive Officer

                                                                      APPENDIX C

                           [REVERSE SPLIT AMENDMENT]

                                                                      APPENDIX D

                            [NEW STOCK OPTION PLAN]

                                       D-1